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                                                                   Exhibit 23(b)


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the Registration Statement of Value City Department Stores, Inc. on Form S-3 of our report dated October 13, 1997, appearing in the Annual Report on Form 10-K of Value City Department Stores, Inc. for the year ended August 2, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                                       /s/ Deloitte & Touche LLP
                                                       Deloitte & Touche LLP

Columbus, Ohio
June 11, 1998